                               EXHIBIT 10.14

AGREEMENT entered by and between COASTCAST CORPORATION, S.A., represented by MR. RICHARD MORA, hereinafter referred to as ASSIGNOR, and COASTCAST TIJUANA,
S. DE R.L. DE C.V., represented by MR. RAMON IBARRA FRANCO, to be known as ASSIGNEE, and which is formalized in accordance with the following Antecedents and Clauses:

                                ANTECEDENTS:

I. On August 20, nineteen hundred and ninety seven, COASTCAST CORPORATION, S.A., as LESSEE, entered into a Lease Agreement with INMOBILIARIA Y FRACCIONADORA LOMAS, S.A. DE C.V., as LESSOR, executed a Lease Agreement over a piece of land known as Lot "F", with an area of 30,614.15, square meters, located on Calle Cucapah, Parque Industrial El Lago, Tijuana, Baja California, over which an Industrial Building of nearly 185,907, square feet is under construction. A copy of the Lease Agreement as Exhibit "A", is attached hereto to form a part hereof.

II. Under the terms of Clause 13, of the Lease Agreement mentioned above, LESSOR authorized LESSEE to assign in whole or in part the rights and obligations derived from the Lease Agreement, or sublease the rented property without previous notice to LESSOR, if ASSIGNEE was a subsidiary or affiliate of COASCAST CORPORATION, S.A.

III. It is the desire of ASSIGNOR, to assign as of February first, nineteen hundred and ninety eight, the rights and obligations derived from the Lease Agreement referred to in Antecedent I above, that includes provided for in the Agreement referred to in the aforementioned Antecedents to ASSIGNEE, so that the latter may assume the character as LESSEE, as of the first of February nineteen hundred and ninety eight, and consequently, the only one obligated under the terms of such Agreement.

IV. As a consequence of the foregoing, ASSIGNOR has notified INMOBLIARIA Y FRACCIONADORA LOMAS, S.A. DE C.V., its intention to assign the rights and obligations derived or that could be derived from the Lease Agreement referred in the previously mentioned Antecedents. Copy of the notification is attached hereto to form a part hereof as Exhibit "B".

Pursuant to the above, the parties agree as follows:

                                   CLAUSES:

FIRST: ASSIGNOR assigns to ASSIGNEE, without limitation whatsoever and with effects beginning from February first, nineteen hundred and ninety eight, the rights and obligations derived from the Lease Agreement referred to in Antecedent I above, attached hereto to form a part hereof as Exhibit "A". ASSIGNOR, assigns, without cost or any consideration, to LESSEE, every and any right, over service, telephone systems and telephone lines, presently installed in the property object of Agreement mentioned above.

SECOND: It is perfectly understood that by means of this Agreement, ASSIGNEE, COASTCAST TIJUANA, S. DE R.L. DE C.V., as of February first, nineteen hundred and ninety eight, will assume the character as LESSEE and therefor, the rights and obligations derived from the aforementioned Lease Agreement. In consequence, ASSIGNEE exonerates ASSIGNOR as of February first, nineteen hundred and ninety eight, of all and any obligations and responsibilities from such Lease Agreement and that originated after January thirty first nineteen hundred and ninety eight. ASSIGNOR exonerates and will maintain COASTCAST TIJUANA, S. DE R.L. DE C.V., free from any action, claim or demand of any kind for failure of compliance of Lease Agreement referred to in the aforementioned Antecedents, and which obligations originated before January thirty first nineteen hundred and ninety eight.

THIRD: ASSIGNEE, in this act, accepts to assume, as of February first, nineteen hundred and ninety eight, the terms and conditions stipulated in the Lease Agreement, that as Exhibit "A", is attached to this Agreement in whose contents are here reproduced as of inserted to the letter, and is obligated to compliance of all and each of the Clauses.

FOURTH: ASSIGNEE agrees in due time, to arrange for all public services, water, electricity, telephone and other services that give service to the property leased, object of this assignment, and so that such public services agreements are put in ASSIGNEE's name.

ASSIGNOR agrees on its part, to help ASSIGNEE in all necessary procedures for the execution of that set forth in this Clause.

FIFTH: Each and every of the Covenants of the Lease Agreement will continue in force in the terms thereof.

SIXTH: For everything pertaining to the interpretation and compliance of this Agreement, the parties hereby expressly submit themselves to the jurisdiction of the Civil Courts of the City of Tijuana, Baja California, waiving any other jurisdiction which might be applicable by reason of their present or future domiciles or otherwise.

IN WITNESS WHEREOF this document is signed in triplicate, in the City of Tijuana, Baja California, on the first of February nineteen hundred and ninety eight.

            ASSIGNOR                                   ASSIGNEE

/s/ Richard Mora                           /s/ Ramon Ibarra Franco
    ---------------------------                -----------------------------
    COASTCAST CORPORATION, S.A.                COASTCAST TIJUANA, S. DE R.L.
    represented by Mr. Richard Mora            DE C.V., represented by
                                               Mr. Ramon Ibarra Franco


            WITNESS                                    WITNESS

/s/ [illegible]                            /s/ [illegible]
    ---------------------------                -----------------------------
    [illegible]                                [illegible]